Filed pursuant to Rule 424(b)(3)

File No. 333-278920

FIRST EAGLE PRIVATE CREDIT FUND

SUPPLEMENT NO. 4 DATED SEPTEMBER 22, 2025

TO THE PROSPECTUS DATED MAY 1, 2025

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of First Eagle Private Credit Fund (“we,” “us,” “our,” or the “Fund”), dated May 1, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

Suitability Standards Updates

In the “Suitability Standards” section of the Prospectus, the paragraph relating to “Idaho” is hereby deleted and replaced with the following:

Idaho—Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.

In the “Suitability Standards” section of the Prospectus, the paragraph relating to “Kansas” is hereby deleted and replaced with the following:

Kansas—The Assistant Commissioner of Insurance, Securities Division recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

In the “Suitability Standards” section of the Prospectus, the paragraph relating to “New Mexico” is hereby deleted and replaced with the following:

New Mexico—In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than 10% of that investor’s liquid net worth in shares of us, our affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

In the “Suitability Standards” section of the Prospectus, the paragraph relating to “Oklahoma” is hereby deleted.

Portfolio Management Updates

On September 5, 2025, FEAC appointed Robert O’Brien as a new portfolio manager of the Fund, joining Michelle Handy, Larry Klaff, Garrett Stephen and Brian Murphy on the Fund portfolio management team. Robert Hickey will no longer serve as a portfolio manager of the Fund. In addition, Jonathan Dorfman has become an additional resource for the Fund and certain changes have been made to FEAC’s Investment Committees. Accordingly, the Prospectus is hereby amended and supplemented as follows:

1.	In the “Portfolio Management—Portfolio Managers” section of the Prospectus, the paragraph relating to “Robert Hickey” is hereby deleted and replaced with the following:

Robert O’Brien. Mr. O’Brien is a Managing Director and Portfolio Manager for the US Leveraged Loan platform at FEAC and also serves as a Managing Director and Portfolio Manager for the US Leveraged Loan platform at Napier Park. He also serves as the senior leveraged loan trader. Mr. O’Brien joined the Leveraged Loan Investments team at Citi Capital Advisors in 2003, prior to its spinout as Napier Park. Earlier in his career, he worked as a Research Associate in Bear Stearns’ High Grade Research department within the Financial Institutions group. He holds a BS in Business Administration from Boston University.

2.	In the “Portfolio Management—Additional Resources” section of the Prospectus, the paragraph relating to “James R. Fellows” is hereby deleted and replaced with the following:

Jonathan Dorfman. Mr. Dorfman is Chief Investment Officer of FEAC and also serves as Managing Principal and Chief Investment Officer of Napier Park. Mr. Dorfman was previously co-CEO and CIO of Citi Capital Advisors, which he joined in 2007 when Citigroup acquired Carlton Hill Global Capital, the specialized asset management firm he co-founded in 2005. Previously, he spent 20 years in Morgan Stanley’s fixed income division in the US, Tokyo and London, holding numerous senior management positions including co-head of the global investment grade credit group and head of global credit derivative and asset swap trading group. Mr. Dorfman served as an International Swaps and Derivatives Association committee member responsible for the first standardized credit default swap contract. He earned a BSE, magna cum laude, from the Wharton School of Business at the University of Pennsylvania.

3.	The “Portfolio Management—Investment Committees” section of the Prospectus is hereby deleted and replaced with the following:

Investment Committees

The Subadviser utilizes investment committees (the “Investment Committees”) to evaluate and approve, as deemed appropriate, all investments made by the Fund. The committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of every investment. The committees also serve to provide investment consistency and adherence to FEAC’s investment philosophies and policies. Each committee is comprised of senior investment professionals, and the composition of the committees may be changed from time to time in the Subadviser’s discretion.

In addition to reviewing investments, the investment committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and investment sourcing are also reviewed on a regular basis. Members of the Subadvisers’ investment team are encouraged to share information and views on credits with the investment committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

None of the members of any Investment Committee are employed by us or receive any direct compensation from us. These individuals receive compensation from FEAC that includes an annual base salary and an annual discretionary bonus.

4.

In the “Portfolio Management—Other Accounts Managed by Portfolio Managers” section of the Prospectus, the reference to “Robert Hickey” and the corresponding table are hereby deleted and replaced with the following:

Robert O’Brien1

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered investment companies	1	$956,631,701	—	—
Other pooled investment vehicles	31	$11,856,991,518	31	$11,856,991,518
Other accounts	2	$170,913,596	—	—

Form of Subscription Agreement

The form of subscription agreement included as Appendix A in the Prospectus is hereby deleted and replaced with the following:

[1]	The information in the following table is provided as of September 16, 2025.

Subscription Agreement for Shares of First Eagle Private Credit Fund	September 2025

1. Your Investment

A. Investment Information

Investment Amount $

B. Investment Type

☐	Initial Investment

☐	Additional Investment

C. Investment Method

☐	By mail: Please make checks payable to FIRST EAGLE PRIVATE CREDIT FUND and attach to this agreement. *

☐	By wire: Please wire funds according to the instructions below.

Name: SS&C GIDS, Inc. as Agent for FIRST EAGLE PRIVATE CREDIT FUND

Bank Name: UMB Bank

ABA: 101000695

DDA: 9872657306

☐	Broker / Financial advisor will make payment on your behalf

* Cash and cash equivalents, including cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, and/or travelers’ checks are not accepted.

D. Share Class Selection

☐	Share Class S	☐	Share Class D **	☐	Share Class I **
	(The minimum initial investment is $2,500) (The minimum additional investment is $500)		(The minimum initial investment is $2,500) (The minimum additional investment is $500)		(The minimum initial investment is $1,000,000) (There is no minimum for additional investments in Share Class I)

** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2. Ownership Type (Select only one)

A.	Taxable Accounts

Brokerage Account Number

☐	Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐	Tenants in Common

☐	Community Property

☐	Uniform Gift/Transfer to Minors

State of

Date of Birth

☐	Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)

☐	C Corporation

☐	S Corporation

☐	Profit-Sharing Plan

☐	Non-profit Organization

☐	Limited Liability Corporation

☐	Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B.	Non-Taxable Accounts

Custodian Account Number

☐	IRA (Custodian Signature Required)

☐	Roth IRA (Custodian Signature Required)

☐	SEP IRA (Custodian Signature Required)

☐	Rollover IRA (Custodian Signature Required)

☐	Inherited IRA

☐	Pension Plan (Include Certification of Investment Powers Form)

☐	Other

C.	Custodian Information (To Be Completed By Custodian)

Custodian Name

Custodian Tax ID#

Custodian Phone #

Custodian Stamp Here

D. Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)

Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership		Exempt payee code (if any)
☐ Other	Jurisdiction (if Non-U.S.)
(Attach a completed applicable Form W-8)
Exemption from FATCA reporting code (if any)

3. Investor Information

A.	Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name	(MI)	Last Name

Social Security Number / Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)
Country of Citizenship

Please specify if you are a First Eagle employee/officer/director/affiliate (required):	☐ First Eagle Employee	☐ First Eagle Officer or Director

☐ Immediate Family Member of First Eagle Officer or Director	☐ First Eagle Affiliate	☐ Not Applicable

B.	Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name	(MI)	Last Name

Social Security Number / Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)
Country of Citizenship

Please specify if you are a First Eagle employee/officer/director/affiliate (required):	☐ First Eagle Employee	☐ First Eagle Officer or Director

☐ Immediate Family Member of First Eagle Officer or Director	☐ First Eagle Affiliate	☐ Not Applicable

C.

Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

D.	ERISA Plan Asset Regulations

All investors are required to complete Appendix B attached hereto.

4. Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select Only One)

You are automatically enrolled in our Dividend Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, VERMONT OR WASHINGTON.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Dividend Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Dividend Reinvestment Plan and complete the Cash Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Dividend Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.	☐ Check mailed to street address in 3A (only available for non-custodial investors).

B.	☐ Check mailed to secondary address in 3B (only available for non-custodial investors).

C.	☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK

D.	☐ Check mailed to Third party Financial Institution (complete section below)

☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont or Washington, you are not automatically enrolled in the Dividend Reinvestment Plan. Please check here if you wish to enroll in the Dividend Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Dividend Reinvestment Plan.

I authorize First Eagle Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify First Eagle Private Credit Fund in writing to cancel it. In the event that First Eagle Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

6. Broker / Financial Advisor Information (Required information. All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by First Eagle Private Credit Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, taking into account such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as any other pertinent factors, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker or other financial intermediary introducing you to First Eagle Private Credit Fund, then FEF Distributors, LLC may be deemed to act as your broker of record in connection with any investment in First Eagle Private Credit Fund. FEF Distributors, LLC is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If FEF Distributors, LLC is your broker of record, then your shares will be held in your name on the books of First Eagle Private Credit Fund. FEF Distributors, LLC will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

X		X
Financial Advisor Signature	Date	Branch Manager Signature (If required by Broker)	Date

7. Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from First Eagle Private Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Initials      I consent to electronic delivery ☐

E-mail Address

If blank, the email provided in Section 4 will be used.

8. Subscriber Signatures

First Eagle Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, First Eagle Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. A power of attorney to make representations on behalf of an investor can only be granted for fiduciary accounts; if applicable, by signing the Subscription Agreement you represent and warrant that you have the requisite authority. In order to induce First Eagle Private Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

8a. Please Note: All Items in this section 8.a. must be read and initialed

	Primary Investor Initials	Co-Investor Initials
(i) I have received the prospectus (as amended or supplemented) for First Eagle Private Credit Fund at least five business days prior to the date hereof.
	Initials	Initials

(ii)  I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials

(iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials

(iv) I am (i) an entity that was formed for the purpose of purchasing shares, in which each individual that owns an interest in such entity meets the general suitability requirements described above OR (ii) I am an individual or entity not formed for such purpose.

	Initials	Initials
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
	Initials	Initials

(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

	Initials	Initials

(vii)  I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials
(viii) I acknowledge that First Eagle Private Credit Fund may enter into transactions with First Eagle affiliates that involve conflicts of interest as described in the prospectus.
	Initials	Initials

(ix) I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.FEPCF.com as of the last day of each month within 20 business days of the first day of the following month.

	Initials	Initials

(x)   I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on First Eagle Private Credit Fund’s toll-free, automated telephone lines, 800-913-3124 and 833-419-4263.

	Initials	Initials

8b. If you live in any of the following jurisdictions, please complete Appendix A to First Eagle Private Credit Fund Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Puerto Rico, Tennessee, and Vermont

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker or other financial intermediary introducing you to First Eagle Private Credit Fund, then FEF Distributors, LLC may be deemed to be acting as your broker of record in connection with any investment in First Eagle Private Credit Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by First Eagle Private Credit Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting First Eagle Private Credit Fund at 800-913-3124 and as indicated in Section 9 below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X		X
Signature of Investor	Date	Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9. Miscellaneous

If investors participating in the Dividend Reinvestment Plan or making subsequent purchases of shares of First Eagle Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify First Eagle Private Credit Fund and the Broker in writing. The Broker may notify First Eagle Private Credit Fund if an investor participating in the Dividend Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and First Eagle Private Credit Fund may rely on such notification to terminate such investor’s participation in the Dividend Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of First Eagle Private Credit Fund.

Return the completed Subscription Agreement to:

First Eagle Private Credit Fund

PO Box 219599

Kansas City, MO 64121-9929

Street and Overnight Address (suite number MUST be included):

First Eagle Private Credit Fund

430 W 7th Street, Suite 219599

Kansas City, MO 64105-1407

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in First Eagle Private Credit Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in First Eagle Private Credit Fund and its affiliates.
	Initials	Initials
If I am a California resident, in addition to the suitability standards set forth above, I must have either (a) a liquid net worth of $70,000 and annual gross income of $70,000 or (b) a liquid net worth of $300,000. Additionally, I may not invest more than 10% of my liquid net worth in First Eagle Private Credit Fund. If I am an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing investment concentration limit.
	Initials	Initials
If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.
	Initials	Initials
If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth. If I am an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing investment concentration limit.
	Initials	Initials

If I am a Kansas resident, I understand that the Assistant Commissioner of Insurance, Securities Division recommends that I limit my total investment in First Eagle Private Credit Fund’s securities and other similar investments to not more than 10% of my liquid net worth.
	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in First Eagle Private Credit Fund or its affiliates.
	Initials	Initials
If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Massachusetts resident, in addition to the suitability standards set forth above, I must have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in First Eagle Private Credit Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, BDCs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Missouri resident, in addition to the suitability standards set forth above, no more than 10% of my liquid net worth shall be invested in First Eagle Private Credit Fund.
	Initials	Initials

	Primary Investor Initials	Co-Investor Initials
If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of my net worth. If I am an accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing investment concentration limit.
	Initials	Initials
If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in First Eagle Private Credit Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, BDCs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.
	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and First Eagle Private Credit Fund may not accept from me, more than ten percent (10%) of my liquid net worth in shares of First Eagle Private Credit Fund, its affiliates and in other non-traded business development companies. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

	Initials	Initials
If I am a North Dakota resident, I must have a net worth of at least ten times my investment in First Eagle Private Credit Fund.
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If I am an Ohio resident, I may not invest more than 10% of my liquid net worth in First Eagle Private Credit Fund, its affiliates, and other non-traded business development companies. This condition does not apply, directly or indirectly, to federally covered securities.
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If I am an Oregon resident, in addition to general suitability standards, I may not invest more than 10% of my liquid net worth in First Eagle Private Credit Fund. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. If I am an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the limitation described in this paragraph.
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If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in First Eagle Private Credit Fund, its affiliates and other non-traded business development companies.
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If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in First Eagle Private Credit Fund.
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If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am a non-accredited Vermont investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth.
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Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix B in its entirety.

1. Are you, or are you investing on behalf of, a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in First Eagle Private Credit Fund?

☐  Yes   ☐   No

2. If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in First Eagle Private Credit Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

_____%

3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in First Eagle Private Credit Fund are the assets of “benefit plan investors” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

_____%

4. Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of First Eagle Private Credit Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐  Yes   ☐   No

By purchasing and accepting our shares by or on behalf of any “benefit plan investor” or other plan, fund or program that provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, you will be deemed to have represented and warranted that the purchase and holding of the shares by you will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any other applicable laws.

[1]

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

[2]

The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) a “plan” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.